                                                                    EXHIBIT 99.5



[AIS.LOGO]

06 March 1998

Ms. Siobhan Connolly
Aircraft Lease Portfolio Securitization
ALPS 94-1
GPA Group plc
GPA House
Shannon, Co Clare, Ireland

Subject: Adjusted Base Market, Adjusted Current Market and Zero Time Base Value Opinion as of 01 March 1998 for the ALPS 94-1 fleet
           AISI File number: A8S016BVO

Reference: (a) GPA Courier Letter, 25 February 1998

Dear Ms Connolly:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to GPA Group plc of the 01 March 1998 adjusted base market, adjusted current market and zero time base values of the ALPS 94-1 fleet as identified in Table I (the 'Aircraft').

1.   METHODOLOGY AND DEFINITIONS

The historical standard term of reference for commercial aircraft value has been 'half-life fair market value' of an 'average' aircraft. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft


      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
        TEL: 714-582-8888   FAX: 714-582-8887   E-MAIL: AISINEWS@AOL.COM

                                                                          [logo]

06 March 1998
AISI File No. A8S016BVO
Page - 2 -


value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value' or 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment. Our opinion of the adjusted base and current market value of the Aircraft is derived from information and specifications supplied by GPA Group plc. No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report.

2.   VALUATION

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated in the Aircraft General Specification sheets supplied to AISI and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

                                                                          [LOGO]

06 March 1998
AISI File No. A8S016BVO
Page -3-

With regard to airframe and gear maintenance, if no time between check/overhaul
(TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This was typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed.

With regard to the engines, due to the lack of information provided, all engines are considered to be in half life condition.

All hours and cycle information provided for airframe, C Check, D Check, gear and engines have been projected from the Aircraft General Specification sheet dates to 01 March 1998 based on a daily utilization factor calculated for each aircraft.

It is our considered opinion that the adjusted base market, adjusted current market and zero time base market values of the Aircraft as of 01 March 1998 are as follows in Table 1 subject to the assumptions, definitions, and disclaimers herein.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment however, it should be noted that principals of AISI have interests in a U.S. air carrier not associated with the subject appraisal aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,
AIRCRAFT INFORMATION SERVICES, INC.


[SIGNATURE]
Fred E. Bearden
President
FEB/JMC/jm

           Table 1 -- AISI File A8SO16BVO -- as of 01 March 1998

                      AIRCRAFT PORTFOLIO -- ALPS 94-1

                                                                                  01 March 1998
                                                                                    Adjusted       O1 March 1998    01 March 1998
                                                                                     Current         Adjusted         Zero Time
                                  Serial     Date of                   MTOW        Market Value     Base Value        Base Value
No      Lessee       Aircraft     Number   Manufacture     Engine     (Lbs.)       Million US$      Million US$       Million US$
 1     Off Lease    A300B4-200     240       May-83       CF6-50C2    363,760        $12.60           $12.60            $15.38
 2     Airtours      A320-200      299       Apr-92      CFM56-5A3    169,753        $31.59           $31.74            $34.31
 3     Airtours      A320-200      362       Nov-92       V2500-A1    169,753        $31.06           $31.21            $33.71
 4      Monarch
       Airlines      A320-200      391       Feb-93      CFM56-5A3    169,753        $33.51           $33.84            $36.17
 5     Canadian      A320-200      403       Dec-93      CFM56-5A1    166,466        $32.55           $32.88            $35.44
 6     Portugalia      F100       11258      Dec-89      TAY650-15     98,000        $12.27           $14.00            $15.73
 7     Portugalia      F100       11342      Aug-91      TAY650-15     98,000        $14.05           $15.78            $17.78
 8       TAM           F100       11351      Sep-91      TAY650-15     98,000        $14.63           $16.36            $17.78
 9    Philippine
       Airlines      B737-300     24465      Aug-89      CFM56-3B1    124,500        $23.62           $22.58            $24.46
10    Philippine
       Airlines      B737-300     24677      Mar-90      CFM56-3B1    124,500        $23.77           $22.64            $25.25
11    Aer Lingus     B737-400     24685      May-90      CFM56-3C1    150,000        $27.37           $26.59            $29.06
12    Turk Hava
       Yollari       B737-400     24904      Feb-91      CFM56-3C1    150,000        $27.88           $27.09            $29.91
13    Sun Express    B737-300     24908      Mar-91      CFM56-3C1    138,500        $25.54           $24.33            $27.01
14      Malev        B737-300     24909      Apr-91      CFM56-3C1    135,000        $25.32           $24.11            $26.87
15     Lan Chile
       Airlines     B767-300ER    24947      Mar-91       PW4060      407,000        $61.40           $67.20            $71.19
16      Spanair     B767-300ER    24999      Feb-91       PW4060      407,000        $61.16           $66.96            $71.19
17      Asiana
       Airlines      B737-400     25764      Jul-92      CFM56-3C1    138,000        $28.89           $28.09            $30.40
18      Asiana
       Airlines      B737-400     25765      Jul-92      CFM56-3C1    138,000        $28.66           $27.86            $30.40
19     Lan Chile
       Airlines     B767-300ER    25864      Apr-92     CF6-BDC2BF6   407,000        $65.43           $71.24            $74.75
20   Air Pacific     B737-500     26067      Jun-92      CFM56-3C1    133,500        $23.01           $21.51            $24.17
21     Yunnan        B737-300     26068      Jun-92      CFM56-3C1    135,000        $26.37           $25.07            $27.76
22     Avianca      B757-200ER    26152      Aug-92     RB211-535E4   230,000        $43.03           $25.41            $48.18
23      China
      Southwest     B757-200ER    26153      Aug-92     RB211-535EA   240,000        $43.78           $46.16            $48.78
24    Air 2000      B757-200ER    26158      Feb-93     RB211-535EA   250,000        $45.65           $48.13            $51.28
25     Spanair        MD-83       49627      Apr-89      JT8D-219     160,000        $20.25           $23.02            $25.52
26     Spanair        MD-83       49790      Oct-89      JT8D-219     160,000        $20.26           $23.03            $25.52
27   Far Eastern
      Air Tran        MD-83       49952      Dec-91      JT8D-219     160,000        $21.58           $24.46            $27.23
                                                                                    -------          -------           -------
                                                         Totals:                    $825.23          $853.89           $925.23
                                                                                    =======          =======           =======

[AIS.LOGO]




                                 GPA GROUP PLC
                                   GPA HOUSE
                                SHANNON CO CLARE
                                    IRELAND







                     BASE AND CURRENT MARKET VALUE OPINION
                              9 AIRCRAFT GPA FLEET
                              AS OF 01 MARCH 1998

                            AISI FILE NO.; A8S017BVO

                                 06 MARCH 1998

      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
       TEL: 714-582-8886   FAX: 714-582-8887   E-MAIL: AISINEWS@AOL.COM

[AIS.LOGO]


06 March 1998

GPA Group plc
GPA House
Shannon Co Clare
Ireland

Subject: Half Life and Adjusted Base and Current Market Value Opinion - 9 Aircraft.
          AISI File number: A8S017BVO

Dear Sirs:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to GPA Group plc of the half life and adjusted base and current market values of the Fleet of 9 Aircraft as identified in Table 1 (the 'Aircraft').

1.  METHODOLOGY AND DEFINITIONS

The historical standard term of reference for commercial aircraft value has been 'half-life fair market value' of an 'average' aircraft. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the


      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
       TEL: 714-582-8886   FAX: 714-582-8887   E-MAIL: AISINEWS@AOL.COM

                                                                      [LOGO]

06 March 1998
AISI File No. A8S017BVO
Page - 2 -

total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value' or 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment. Our opinion of the adjusted base values of the Aircraft are derived from information and specifications supplied by GPA Group plc. No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report.

2.  VALUATION

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated in the Aircraft General Specification sheets supplied to AISI and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

With regard to airframe and gear maintenance, if no time between check/overhaul (TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This was typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed.

                                                                      [LOGO]


06 March, 1998
AISI File No. A8S017BVO
Page - 3 -


With regard to the engines, due to the lack of information provided, all engines are considered to be in half life condition.

All hours and cycle information provided for airframe, C Check, D Check, gear and engines have been projected from the Aircraft General Specification sheet dates to 01 March 1998 based on a daily utilization factor calculated for each aircraft.

It is our considered opinion that the half life and adjusted base and current market values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgements that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result or reliance or alleged reliance on this report.


Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

[LOGO]
Fred E. Bearden
President
FB/JDM/jm

                                                                       [LOGO]

                         Table I - AISI File A8SO17BV0
                              as of 01 March 1998
                          FLEET VALUATION - GPA FLEET

------------------------------------------------------------------------------------------------------------------------------------
                                                                Half Life       Half Life            Adjusted       Adjusted
                                Date of                        Base Value   Current Market Value   Base Value     Current Market
                    Serial    Manufacture                         1998              1998               1998           1998
No     Aircraft     Number    (MM/DD/YY)    MTOW    Engine      US Dollars       US Dollars          US Dollars      US Dollars
------------------------------------------------------------------------------------------------------------------------------------
1      A320-200      85       02/22/90     162,000  CFM56-5A1   28,230,000      28,410,000         28,400,000     28,580,000
------------------------------------------------------------------------------------------------------------------------------------
2      B737-400    23868      10/11/88     142,500  CFM56-3C1   24,760,000      25,410,000         25,080,000     25,730,000
------------------------------------------------------------------------------------------------------------------------------------
3      B737-400    23979      01/01/89     142,500  CFM56-3C1   25,560,000      26,270,000         25,930,000     26,640,000
------------------------------------------------------------------------------------------------------------------------------------
4      B737-400    26066      06/19/92     150,000  CFM56-3C1   28,460,000      29,260,000         28,180,000     28,980,000
------------------------------------------------------------------------------------------------------------------------------------
5     B747-200B    22496      10/01/81     800,000   IT9D-7Q    30,980,000      28,000,000         30,520,000     27,540,000
------------------------------------------------------------------------------------------------------------------------------------
6      DC8-71F     46040      05/14/69     328,000  CFM56-2C1   15,890,000      15,890,000         15,890,000     15,890,000
------------------------------------------------------------------------------------------------------------------------------------
7     DC8-71F      46064      04/01/69     328,000  CFM56-2C1   15,890,000      15,890,000         15,950,000     15,950,000
------------------------------------------------------------------------------------------------------------------------------------
8      F100        11341      08/01/91      98,000  TAY650-15   15,250,000      14,450,000         15,480,000     14,680,000
------------------------------------------------------------------------------------------------------------------------------------
9      F100        11350      04/01/92      98,000  TAY650-15   16,100,000      15,600,000         16,300,000     15,800,000
------------------------------------------------------------------------------------------------------------------------------------
                                                               ---------------------------------------------------------------------
                                                     Totals:   $201,120,000    $199,180,000       $201,730,000   $199,790,000
                                                               ---------------------------------------------------------------------


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